Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Aadi Bioscience, Inc.

Pacific Palisades, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-259785, 333-255129, 333-223113, 333-217320 and 333-229087) and Form S-8 (No. 333-259787, 333-220057, 333-224189, 333-229089, 333-230114 and 333-237210) of Aadi Bioscience, Inc., of our report dated March 17, 2022, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

San Diego, California

March 17, 2022